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                             SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:
[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                       RiverSource Strategy Series, Inc.
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                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules
      14c-5(g) and 0-11

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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                                              [RIVERSOURCE INVESTMENTS LOGO]

                                 RIVERSOURCE
                            SMALL CAP GROWTH FUND

                   901 MARQUETTE AVENUE SOUTH, SUITE 2810
                         MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

NOTICE OF SUBADVISER CHANGE


This information statement mailed on or about Sept. 25, 2006, is being provided to the shareholders of RiverSource Small Cap Growth Fund (the "Fund"), a series of RiverSource Strategy Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission ("SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or "Investment Manager"), subject to approval of the Board of Directors (the "Board"), to select the subadvisers RiverSource Investments or the Investment Manager believes are best suited to achieve the Fund's investment objective. RiverSource Investments or the Investment Manager exercises this authority by adding or replacing subadvisers.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

RiverSource Investments serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated March 1, 2006, amended and restated as of May 1, 2006. Under the IMS Agreement, RiverSource Investments monitors the performance of the subadvisers on an ongoing basis. Factors it considers are: the qualifications of a subadviser's investment personnel, its investment philosophy and process, and its long-term performance results. Short-term investment performance, by itself, is not a significant factor in recommending a change of a subadviser. As compensation for its services, RiverSource Investments receives a management fee from the Fund and RiverSource Investments pays the subadviser(s). Subadvisers serve pursuant to separate subadvisory agreements (each a "Subadvisory Agreement") under which each manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive

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RIVERSOURCE SMALL CAP GROWTH FUND INFORMATION STATEMENT   ---   1
relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are acceptable to RiverSource Investments and consistent with Board and RiverSource Investments policies.

MDTA

AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on Sept. 7-8, 2005, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "independent Board members"), approved the recommendation of RiverSource Investments to approve a Subadvisory Agreement with MDT Advisers, a division of Harris Bretall Sullivan & Smith LLC ("MDTA"), which became effective on Sept. 23, 2005 ("Initial Subadvisory Agreement"). On July 14, 2006, Federated Investors, Inc. acquired MDTA. Under the provisions of the Investment Company Act of 1940, this acquisition resulted in the automatic termination of the Initial Subadvisory Agreement. Consequently, it was necessary for the Board to approve a new subadvisory agreement between RiverSource Investments, LLC and MDTA as a division of Federated MDTA, LLC, an indirect subsidiary of Federated Investors, Inc. (the "New Subadvisory Agreement") and to provide this notice to shareholders. At a meeting of the Board held on July 12-13, 2006, the Board members, including a majority of the independent Board members, approved the New Subadvisory Agreement effective on July 14, 2006.

Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

RIVERSOURCE SMALL CAP GROWTH FUND

ASSETS (BILLIONS)                                          ANNUAL RATE AT EACH ASSET LEVEL
First $0.25                                                            0.920%
Next 0.25                                                              0.895
Next 0.25                                                              0.870
Next 0.25                                                              0.845
Next 1.00                                                              0.820
Over 2.0                                                               0.795

The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, will pay the subadvisers out of its own assets, at the following rates:

MDTA: 0.60% on all assets.

                                                       FEES PAID BY THE       FEES PAID BY
                                                     FUND TO RIVERSOURCE      RIVERSOURCE
                                                         INVESTMENTS*     INVESTMENTS TO MDTA

RIVERSOURCE SMALL CAP GROWTH FUND                         $1,878,991           $165,110
(fiscal year ended 3/31/2006)

* RiverSource Investments uses these fees to pay the subadvisers.

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RIVERSOURCE SMALL CAP GROWTH FUND INFORMATION STATEMENT   ---   2

Other than the change in control of the subadviser, there are no material differences between the Initial Subadvisory Agreement and the New
Subadvisory Agreement.

INFORMATION ABOUT MDTA


MDT Advisers, Inc. ("MDTAI") was formed in January 1988 as a quantitative fundamental equity manager. On Aug. 26, 2002, Harris Bretall Sullivan & Smith LLC (Harris Bretall) acquired 100% of MDTAI, which then became MDT Advisers, a division of Harris Bretall. On July 14, 2006, Federated Investors, Inc. acquired MDTA. As of July 31, 2006, MDTA had approximately $6.8 billion in assets under management. MDTA's principal offices are located at 125 Cambridge Park Drive, Cambridge, MA 02140.


The following table provides information on the principal executive officers and directors of MDTA.

NAME                                                  TITLE AND PRINCIPAL OCCUPATION

Gordon J. Ceresino                        Vice Chairman, Federated Investors (effective 7/14/06)

Kenneth J. Revis                                COO, Federated MDTA LLC (effective 7/14/06)

David M. Goldsmith                              CIO, Federated MDTA LLC (effective 7/14/06)

OTHER ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY MDTA

                                                      ASSETS ($ MILLIONS)         INVESTMENT
NAME                                                 AS OF JULY 31, 2006)        ADVISORY FEE

OPTIMUM Q-SMALL CAP GROWTH INSTITUTIONAL COMPOSITE        $79,882,740       100 to 115 basis points

As of July 31, 2006, the Optimum Q-Small Cap Growth Institutional Composite consisted of four discretionary accounts.


BOARD CONSIDERATIONS


In evaluating the recommendation to approve the New Subadvisory Agreement between RiverSource and MDTA, the Board considered that the only change between the Initial Subadvisory Agreement and the New Subadvisory Agreement was the change in control of the subadviser. The Board noted that it had considered the following factors in approving the Initial Subadvisory Agreement in September 2005:

o The favorable history, reputation, qualification and background of the subadviser, as well as the qualifications of the subadviser's personnel and its financial condition.

o The expertise that the subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

o   The subadviser's proposed investment strategy for the Fund.

o The subadviser's long- and short-term performance relative to comparable mutual funds and unmanaged indexes.

o   The compliance program of the subadviser.

The terms of the New Subadvisory Agreement are consistent with the language of the registration statements of the Fund and the IMS Agreement between the Fund and RiverSource Investments.

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RIVERSOURCE SMALL CAP GROWTH FUND INFORMATION STATEMENT   ---   3

Based on the foregoing analysis, the Board concluded that the approval of the New Subadvisory Agreement is in the best interests of the Fund and its shareholders.

FINANCIAL INFORMATION

The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (888) 791-3380, or via the Fund's website at riversource.com/funds.

RECORD OF BENEFICIAL OWNERSHIP

For RiverSource Small Cap Growth Fund, as of record date of July 31, 2006, Charles Schwab & Co., Inc., a brokerage firm, held 14.55% of Class A shares, Portfolio Builder Aggressive Fund held 19.97% of Class I shares, Portfolio Builder Moderate Fund held 19.41% of Class I shares, Portfolio Builder Moderate Aggressive Fund held 32.32% of Class I shares, Portfolio Builder Moderate Conservative Fund held 5.26% of Class I shares, Portfolio Builder Total Equity Fund held 21.73% of Class I shares, Charles Schwab & Co., Inc. held 35.37% of Class Y shares and Ameriprise Trust Company held 64.09% of Class Y shares.

As of July 31, 2006, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.


Sept. 25, 2006


By Order of the Board of Directors

Leslie L. Ogg, Secretary

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RIVERSOURCE SMALL CAP GROWTH FUND INFORMATION STATEMENT   ---   4

RIVERSOURCE(SM) SMALL CAP GROWTH FUND
901 Marquette Avenue South, Suite 2810
Minneapolis, MN 55402-3268


RIVERSOURCE [LOGO](SM)                                         S-6301-4 A (9/06)
     INVESTMENTS